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                                                           Exhibit 2

                         AMENDMENT TO AGREEMENT FOR
                        SALE AND PURCHASE OF PROPERTY

     THIS AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF PROPERTY, entered into this 9th day of April, 1998 by and between, FLORIDA GAMING CENTERS, INC., and CITY NATIONAL BANK OF FLORIDA, Trustee ("Sellers") and MONROE'S PRESTIGE GROUP, INC. and/or assigns ("Buyer").

                                  RECITALS

     WHEREAS, Seller and Buyer entered into that certain Agreement for Sale and Purchase of Property executed by the parties on January 7, 1998 and January 8, 1998 respectively (the "Agreement"); and

     WHEREAS, the Seller and Buyer desire to amend certain provisions of the Agreement as set forth below.


                                  -----------


     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

     1. The last sentence of the first paragraph of Paragraph 5 shall be deleted in its entirety and replaced with the following.

          In the event that Buyer has exercised due diligence and has elected to proceed to Closing pursuant to Paragraph 23 but is unable to close during the aforementioned period, Buyer shall be entitled to two (2) thirty (30) day extensions by paying to Seller an additional $100,000 for each such extension requested before expiration of the previous period, which sums shall be non-refundable, but applicable to the Purchase Price.

     2. The first sentence of the first paragraph of Paragraph 7 shall be amended to change "ninety (90) days" to "one hundred twenty (120) days".

     3. Paragraph 7c. shall be amended to add the following sentence at the end:

          Seller shall reasonably cooperate in good faith with Buyer in obtaining any governmental approvals of zoning-related applications, provided that no cost or expense shall be borne by Seller.

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     4.   Paragraph 23 shall be deleted in its entirety and replaced with the following:

          23. EARNEST MONEY DEPOSIT. Notwithstanding anything contained in this Agreement to the contrary, the Buyer shall on or before the 91st day from the Effective Date, make an election in writing to Seller to either terminate this Agreement or to proceed to Closing. If Buyer elects to proceed to Closing, the conditions precedent listed in Paragraph 21 shall be deemed to be satisfied or waived by Buyer and both the First Deposit of $100,000 and the Second Deposit of $100,000 shall be paid to Seller immediately, shall be non-refundable, but shall be credited to the Purchase Price at Closing. If Buyer elects to terminate this Agreement on or before the 91st day, then in that event, the First Deposit of $100,000 plus interest, shall be immediately returned to the Buyer by Escrow Agent upon the completion of any repair or damage to the Property, resulting from the inspections during the Inspection Period.

     5. Except as specifically set forth herein, all terms and conditions of the Agreement shall remain in full force in effect.


WITNESSES:                             SELLER:
                                       Florida Gaming Centers, Inc.
                                       a Florida Corporation

/s/  Timothy Hensley                   By: /s/ W. Bennett Collett
-----------------------------             ---------------------------
                                             W. Bennett Collett
                                       Its:  Chairman and CEO
/s/ Kimberly Tharp                     Date: April 17, 1998
-----------------------------               -------------------------


WITNESSES:                             SELLER:
                                       City National Bank of Florida, Trustee
                                       Land Trust # 5003471

/s/  Chantal Weir                      By: /s/ [ILLEGIBLE]
-----------------------------             ---------------------------
                                       Its:  EVP and Trust Officer
/s/ Mayra Espinola                     Date: April 20, 1998
-----------------------------               -------------------------

WITNESSES:                             BUYER:
                                       Monroe's Prestige Group, Inc.
                                       A Florida Corporation

/s/  Deena L. Dunesedy                 By: /s/ Charles H. Monroe, III
-----------------------------             ---------------------------
                                             Charles H. Monroe, III
                                       Its:  President
/s/ Ira Waitz                          Date: April 21, 1998
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